Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEventsSM

WDAC.PK - Weida Communications Briefing Update to Discuss Business Operations in China

Event Date/Time: Jun. 30. 2005 / 10:00AM ET

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CORPORATE PARTICIPANTS

Ron Ison

Weida Communications Incorporated - VP of Investor Relations

Chris Lennon

Weida Communications Incorporated - COO

Ken Pollowhy

Shareholder

PRESENTATION

Ron Ison - Weida Communications Incorporated - VP of Investor Relations

All right. Good morning everyone. This is Ron Ison, Vice President of Investor Relations for Weida Communications. Thank you for joining us for this Briefing Update to Discuss Business Operations in China.

Before we start, I will need to make this following statement. Our discussion may include a number of forward-looking statements. In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, please be advised that the Company’s actual results could differ materially from these forward-looking statements.

Additional information that can cause actual results to differ materially is contained in the “Management’s Discussion & Analysis” section of the Company’s “Annual Report” on Form 10-K for the fiscal year, ended June 30, 2004, and in the “Management’s Discussion & Analysis” section of the Company’s quarterly report on Form 10-Q for the fiscal year, ended March 31, 2005, as filed with the SEC, which may be obtained from the Public Reference facilities maintained by the SEC in Washington DC and at the regional offices of the SEC in New York City and Chicago, Illinois, or from the SEC’s website, located at www.sec.gov.

And now, I’d give it to Chris Lennon, Weida Communications’ Chief Operations Officer. Chris?

Chris Lennon - Weida Communications Incorporated - COO

Good morning everyone. And again, my name is Chris Lennon, COO at Weida. And I wanted to use this time to provide a status update on our business, right now.

My style, as you’re going to see, moving forward, is to communicate as much as I can to all of you on a frequent basis. This is going to be accomplished through press releases and teleconferences on a frequent basis. So I want to do this as much as I can, when we got potent information to get out to our shareholders.

This is a one-way teleconference. Everyone on line with the exception of myself and Ron are on mute. So we will not entertain questions during the conference call, and you can contact our offices with any questions after this.

I, like all of you, am a shareholder. I purchased stock last June, in fact. And I can assure you I’m going to do everything I can to make sure this company to do a successful venture as I can.

Many of you on the phone have been extremely helpful and incredibly supportive to-date. And I’d like to thank you for all the support and all “buys” we’ve been receiving as far as to bringing our company back into a position where we can start focusing on the China operation and start to making money.

So let’s move on to our update. There is a PowerPoint presentation that will stay a while on our website. It was made available — I think, it was 9:30 this morning. So I’m going to start from there. If you would all turn to slide three, then let’s first go through our US operations update.

Number one. There have been significant cost reductions throughout the States. We’ve reduced our headcount dramatically. We’ve reduced the number of vendors and service providers we’ve been — that we’ve been doing work with. And our overall cost of operations has been slashed dramatically.

We moved our offices, most recently, from Fort Lauderdale up to Newtown, Pennsylvania. You can see our new address there: “40, University Drive, Newtown, PA.” And our new phone numbers are on there also.

I wanted to reiterate to everybody that no charges have been filed against Weida. We are a victim of unfortunate circumstances, and we will continue to support the investigations, as required, with the FBI and SEC.

Now, there are a few other things I want to go over with you. We are actively involved in a CFO search. We are actively involved in an accounting firm search. We have a number of candidates in those two categories. And I hope you’ve been told on those two areas in very near term here, as far as bringing the CFO in and bringing an accounting firm in.

What I will say is quality is number one here. So I’m not going to sacrifice, you know, just getting in somebody for the sake of it. If it means that it’s going to take us a little bit more time, we will take the time to make sure we have the best individuals from a CFO standpoint and from accounting firm standpoint to support Weida, moving forward.

If you move on to slide four, I want to provide an update on our China operations. And in our second quarter, calendar year performance is really strong. We have been working diligently with the Chinese on managing their sales pipeline. And we’re seeing these focused sales efforts beginning to pay off.

This quarter alone, we signed new contracts in the power industry for approximately $225,000, in the emergency industry for $150,000, and a small contract with China Telecom for about $6,500.

Our projected revenue for this quarter-end in June is approximately $200,000. And our calendar year third and fourth quarter sales pipeline success is going to be tied to the satellite hub upgrade that we are in the process of doing now.

And we’re moving from ASIASAT 3 to ASIASAT 4. This provides us with much greater reach throughout the whole country of China. It gives us better communications into some of the more areas, which are key are power and emergency channels. And it also gives us much faster speeds with regards to transmitting information and keeps us in the forefront from a satellite communication provider within China.

If you move on to slide five, this talks about our original growth targets for calendar year ‘05 through ‘07. And what you’ll see here is — for ‘05, about $4.4 million in sales; in ‘06, about 19.6 million; in ‘07, 37.4 million.

Now, our current sales pipeline in the power and emergency channels are — they’re extremely strong, right now. And if I look at this 4.3 million or 4.4 million bogie, we have a chance of getting to this based on the pipeline that we have, right now, and the strength of it.

We’re not backing off on trying to obtain these numbers. What I will say is these are stretched, especially for ‘05, given that we haven’t been able to put investment in China given the recent events that have had. But we are not backing off on this, and we’re going to do everything we can to obtain these numbers.

And I do want to reiterate we have some extremely strong sales channels in the power and emergency industry, which we believe are going to get us close to these numbers.

If you move on to slide six, this talks about our burn rate and the capital expenditure. Right now, for the remaining year, for calendar ‘05, we’re looking at our projected run rate in $2.5 million to $3 million range.

Now, this is somewhat difficult to project, because I’m not exactly sure of some of the remaining legal and accounting piece coming in. But this is what we believe it will be. That’s a significantly less burn rate than what we see in the future or in the past, and so one of the things we’re really focusing on is ensuring that this burn rate is kept as well as possible so that we get to profitability as quickly as possible.

Our capital expenditures — again, we’re looking at $3 million to $3.5 million, moving forward. That gives us a number of advantages. It takes care of our transponder rent, salary, expenses, marketing and sales expenses, R&D, partial repayment of the bank loan, and our hub upgrades. So this money is critical for us, moving forward. It keeps this business moving forward.

And also when you look at that previous slide with our sales pipeline, this money is required for us to get to that $4.4 million bogie this year. That satellite hub upgrade is critical. And we have contracts that are contingent intact upon that upgrade. We are on track with that, right now. But, of course, we’re going to — we need to make sure we raise the money to get over to China, right now.

If you turn to slide seven, I’m going to talk a little bit in the next four or five slides about the specific industries and then after that give you a little bit more detail about those particular channels.

Now, in the power industry, this is our largest sales channel. And right now, we have the vision to penetrate into 16 of the 31 municipal cities, provinces and regions in China for this calendar year. Right now, we’ve closed contracts in 8 of those 16 entities, and we feel we’re pretty well positioned to get the other 8 closed by the end of this year.

So these contracts that we’ve closed will be delivered throughout the remainder of this calendar year. And now, it’s critical that we focus on getting the remainder eight — of the remaining eight closed. And this will have a huge impact, of course, on us for reaching those calendar year ‘05 sales targets.

If you move on to slide eight, emergency communications, this is our other much more mature sales channel. And earlier in the year, we were selected by the Forestry Administration of China to be their service provider for the emergency communications system.

Now, we had an initial rollout of terminals that occurred in the beginning of this year. And now, we’re moving into some additional rollout phases, and those will carry on throughout the calendar year ‘05 and then into ‘06.

Most recently, we were selected by the Shenyang Water emergency authority for flood monitoring. And what’s unique about this is that it was a good side contract, of course. And it also — what we’ve sold there were three new services that we had identified as big opportunities, moving forward, in this emergency arena.

And those were the fixed — I should say, two new services — we had a fixed satellite communication station, which we had, but the mobile station and the vehicle mounted station — those are new products of ours. And we make very good margins on them.

And they were — and they — you know, this is where we see big opportunity for us, moving forward, in the emergency communications channel. Again, these are — the success of this contract is contingent on this hub upgrade that we are going through now and getting the money in forward so that we can fund the activities over in china.

If you look on in this emergency communication channel, a number of our clients — we’re talking about provincial fire departments across different cities. Many times, these fire departments are building in telecommunication capabilities. So what we’re finding is, we’re lining a number of contracts outside of some of these larger cities providing basic telecommunication services, internet services, and emergency communication services.

And so these — there is a lot of opportunities sitting out here in this emergency area that we’re really going to advantage of. And, of course, we’ve got the Forestry Administration, and we want to roll that contract and even do more services with them.

We have the Production Safety Administration. You know, China is just loaded unfortunately with natural disasters that occur. And our — you know, what we do — I should say, natural disasters and production-related disasters — our services are just a perfect fit for them in these arenas, and we really want to grow our capabilities with them and moving contracts. And then, the Ministry of Land Resources is another big area, where we believe we can sell our emergency communication services.

If you move on to slide nine, let’s talk a little bit about the oil and gas channel. This is one of our less matured channels, right now. It also provides us with an incredible opportunity. And a part of why it’s just less mature is they’re really starting to explore a lot more in VSAT technology.

You know, Sinopec has got — has gone through 600 trial sites this year, where they are testing VSAT technology. We’ve been invited to participate in those trials. They are — we are in the process of getting those started. And the opportunity here can be quite significant.

And we do believe we are pretty well positioned inside these particular customers to realize benefits. And this is one of our less matured channels, and this is where future sales will be coming from, from what we can see. Tremendous opportunity though.

If you move on to slide 10, I talked a little bit about the banking industry. And banking is another one of our less matured channels that provides a tremendous opportunity for us. And what you’re beginning to see here in this banking industry is, with the requirements of the WTO that are out there, many of the (ph) things that need to be done in China...

Ron Ison - Weida Communications Incorporated - VP of Investor Relations

Chris, can I just stop you for just one second please?

Chris Lennon - Weida Communications Incorporated - COO

All right.

Ron Ison - Weida Communications Incorporated - VP of Investor Relations

I’ve been getting some phone calls from investors and shareholders, and they are saying that they can’t understand you. So if you are speaking through a microphone or somewhat...

Chris Lennon - Weida Communications Incorporated - COO

Okay.

Ron Ison - Weida Communications Incorporated - VP of Investor Relations

... maybe, you can just a get on a regular line so that everyone can hear you a little bit better.

Chris Lennon - Weida Communications Incorporated - COO

Is that better?

Ron Ison - Weida Communications Incorporated - VP of Investor Relations

Yes.

Chris Lennon - Weida Communications Incorporated - COO

Okay. I am sorry everybody. I’m in a train (ph) here.

Okay. Banking industry then. Again, another less matured channel for us, a tremendous opportunity, and a lot of it has to do with the global requirements from a backup redundancy system that are starting to get adopted by China. And it will be required to be adopted by China.

And where we fit perfectly here is providing them with the backup redundant system capabilities. There has been a — most recently, the Bank of America signed a contract with the Construction Bank of China with regards to opening up more branches there with that.

Of course, many of the US regulations will need to be adopted by the Chinese. And we really want to aggressively go after this channel and be the backup redundant provider of choice here.

Now, what’s unique about this is we’ve signed a strategic agreement with China Telecom. And they are largest fixed-line provider in China, which means, within the banking industry, they provide the main line of support for all their information technology capabilities.

What we have signed with them is being the backup system support. And so we are working with China Telecom on really developing our capabilities or selling our capabilities along with them into this banking industry.

If you move on to slide 11, I’ll talk a little bit more about the China Telecom deal. And in particular, we’ve signed a contract for disaster recovering and backup system services with them. And again, we’re doing joint sales activities with them. We’ve just started them, and we’re focusing on providing this corporate backup services into the banking industry.

We’ve also — we’ve signed a contract for the west-to-east gas oil pipeline, which was announced earlier this year, and 15 terminals were installed there. And we have 34 additional terminals that are going to be installed for the remainder of this year. And we’re looking at expanding that contract, of course, you know, with the west-to-east pipeline.

So in this banking area and also this oil area — two less matured channels, two channels that are tremendous opportunities for us — we’re beginning to get traction into these channels. And we’re starting — you know this is contingent, of course, on partnering with China Telecom from a sales standpoint. And those joint sales activities are starting to pay off for us.

If I turn to slide 12, what you see here is really the market segment focus and what our terminals sales targets are in those different market segments for ‘05 and ‘06. What I would say is our strongest pipeline, right now, and we’re — we’ve really been getting a lot of our traction are in power, emergency and Xinjiang products.

We’re starting — you know, as we are move into oil, universal government and banking, and those things, we’re are starting through that. But we have an extremely strong pipeline in these first three market segments. And we feel very confident that we can hit those numbers, moving forward, with regards to our sales targets.

If you move on to slide 13 now, let me tell you a little bit about the rationale for focusing on some of these market segments in a little bit more detail. In this power industry, you know, from ‘05 to ‘07, the power industry is projected to grow in China by 7 to 9%. In ‘03 and ‘04 alone, they’ve started to have power shortages.

And you know, what we have seen on the West Coast a few years ago, they were seeing it back in ‘03 and ‘04, and they continue to see that moving forward. So they have started to put in more then 20,000 transformer stations to upgrade their power capabilities.

If you move on to slide 14, what that means is and what they need here is transformer automation. And that part — that’s a key part of their IT development within the power industry. And what they are looking at is on attendance.

So what they want to be able to do is monitor these stations 24 by 7 without having to have people in there. And where we come into play here is providing the satellite communications so that you can have a central authority that can monitor everything that’s going on within these remote stations.

And so this on attendance, they’re looking at five different — remote measure, remote operation, remote control, remote messaging, and remote viewing. And we are the communication provider to make all that happen.

And this is part of why this upgrade is so key to us because in the less developed regions, where they’re putting a number of these stations, this is exactly the types of sales contracts that we’re starting to land.

If you move on to slide 15, this gives into the emergency communication area. And again, you know, natural disasters and production safety are just key safety problems over in China.

Three to five percent of their GDP in the past 40 years has — or, well, I should say, they’ve had had economic losses of 3 to 5% of GDP in the last 40 years. Now, that’s just an incredible number. And this affects over 200 million people each year due to some significant losses from a financial standpoint.

In the coalmine, oilfield mining, and other production — you know, heavy production areas — production safety is just a key issue and recently — I shouldn’t say recently, but about six months ago, they had a huge mine explosion, where 100s of people died unfortunately. And part of what we have been providing and working with these different emergency agencies in providing satellite communications, so that they can transmit that to their main stations exactly what’s going-on on a minute by minute basis. And then we get directions coming back on what to do with these natural disasters. And so not only are we doing videosurveillance but we are messaging and, of course, telecommunications type of services. So this is a big area. They need a lot of help in this area, and again, it’s one of our biggest sales channel and also it is one of the sales channels where our newer products are starting to kick in the play here and we are starting to get a lot of traction with those newer products.

If you move on to slide 16th, again, this gets into the emergency communication and our mobil satellite communication trucks and our mobil terminals. And again, we are seeing success in selling those in the forestry areas, in the safety areas, in the land resource and earthquake areas and costal water areas right now. And this is what our — again our new products are really starting to kick in the play for us.

If you move on to slide 17th, that talks a little bit about the oil and gas area. And again, China’s highway system, their use of cars and then, of course, petroleum usage is just growing at leaps and bounds. And privately owned vehicles have increased 15 to 20% annually in the past years.

Now, understand, China does not have a credit type of system from an economy standpoint, everything is cash, so 15 to 25% growth in private vehicle usage means people are buying these cars and they are buying on with cash. And their economy is growing and you are seeing gas stations popping up all over the place and with that comes, how do you start to transmit all that information, not only from the gas stations, but also, transmit the information from the terminals where the gas is coming in via ocean liner going on to a tanker and then going into the gas station tanks after respective gas stations.

So there is four — there is three or four critical areas that we can play in that we are starting to get some traction in this oil and gas industry. And really what we are looking at here is, we can provide the communication vehicle to monitor what gets filled into the tanker trucks from the oil tankers, what then is dispersed into the tanks at the respective gas stations and then what is used in those gas stations on a daily basis.

And then the other component is, how much — what the sales are and transmitting all that data is what we are trying to play and what we are working with China Telecom on in providing services in this oil and gas industry. And again, if I look at slide 18, it’s these contracts with China Telecom that are key to us in providing links for Chinapetro and also in working with their West-East gas pipeline projects.

If I move to slide 19, that talks a little bit about the banking industry and what we are talking about here in this banking industry is, the fastest growing segment in it is in the IT investment area and, in particular is in the backup system support. And that’s where we provide — that’s exactly where we play. You know, the deals we are talking about with China Telecom and then working in the banking industry is in particular in this backup system support area.

And in particular, you know, what we can do is provide all that redundant system and then if their main lines go down, we come up and we provide continues service for these banks. And again, this is another China Telecom partnership that we created. And we are aggressively right now going out and trying sell these services in connection with China Telecom to the banking industry.

Now, if I look at the last slide, which is slide 20, our growth drivers for the second half of calendar year ‘05. Key industry initiatives in them are remote control for the power industry and their distribution systems, are growing need emergency communications, those are things — I mean, this power and emergency channels are just key for us. You know, working with China Telecom on the data transmit for gas stations, the data backup in the banking industry, another key industry initiative that we are working with China Telecom on.

Our new technologies within the emergency response areas and our IT based technology solutions, one of the things we have tried to be very diligent at is separating ourselves and being a service provider, not just a satellite communications company. And so we will go into our clients, speak with them, understand what their problems are and then come up with solutions, as opposed to trying to back them in to the specifics on what we can. So that type of approach has really started to yield benefits to us from a sales closing standpoint.

The other thing is, we are seeing much more outsourcing requirements, you know, from a government standpoint. And also with regards to businesses, you know, with their upgrading, it’s much more costly for them to try and do those upgrades internally, so they are looking to companies to do some of the outsourcing for them which becomes much more economical. And we are starting to play with companies in providing their systems support from a satellite communications standpoint in this and in fact doing outsourcing services with them.

And again we need to continue to focus our sales and marketing activities. This power sector is key, the emergency sector is key, Xinjiang province is key and focus, focus, focus is what we’ve really been working with the Chinese on as far as developing those sales channels. And then developing other opportunities for our calendar year ‘05 and ‘06 growth, of course in this banking and oil and gas industry, which are starting to heat-up for us. And they are dependent on our partnerships, of course, with China Telecom and we are starting to really get some traction with China Telecom as far as going in and doing joint sales activities with them.

So that’s a business update from a Weida standpoint. I can’t thank everybody enough for getting in on the phone and listening and supporting us, moving forward here. And again I do plan on doing this on a frequent basis as we get prudent information to share with people and I certainly with look forward to working with everybody to growth this business. We have a great opportunity over there. We are starting to see the benefit of what’s happening over in China. We need to take the focus of what has happened here in the States and we need to focus on growing this business in China and we are getting to the point where we can start to do that.

So, again, thanks everybody and I look forward to talking to you soon. Bye-bye.

QUESTIONS AND ANSWERS

Ken Pollowhy - Shareholder

Hello?

Unidentified Company Representative

Hello?

Ken Pollowhy - Shareholder

Hello. Everybody hang up?

Unidentified Company Representative

No, I am here.

Unidentified Company Representative

And I think we are here.

Unidentified Company Representative

Can you hear me?

Ken Pollowhy - Shareholder

Is somebody there from Chris’ office?

Chris Lennon - Weida Communications Incorporated - COO

Hello.

Ken Pollowhy - Shareholder

Is somebody there from Chris’ office?

Chris Lennon - Weida Communications Incorporated - COO

Right here.

Ken Pollowhy - Shareholder

Chris, Ken Pollowhy (ph). Just FYI, if you want to decrease the focus on what happened in the United States, you might want to take Mr. Zumwalt’s name off of the home - your home site.

Chris Lennon - Weida Communications Incorporated - COO

I agree 100%.

Ken Pollowhy - Shareholder

Yes. I just said it a while ago, and he still listening to him, the Chief Financial Officer.

Chris Lennon - Weida Communications Incorporated - COO

Yes. We’ll do that immediately. I thank you for that.

Ken Pollowhy - Shareholder

Okay. Good report.

Chris Lennon - Weida Communications Incorporated - COO

Thank you.

Unidentified Company Representative

Hello. Any investors still there?

Unidentified Speaker

Yes. I am here.

Unidentified Company Representative

All right. Anybody else?

Unidentified Speaker

One more.

Unidentified Speaker

Yes. I am here.

Unidentified Speaker

Yes.

Unidentified Company Representative

Okay. How do we feel about everything?

Unidentified Speaker

Well, it’s embarrassing not a have a communication company that can clearly communicate over the phone. Phone linkage was very poor.

Unidentified Company Representative

Well, that’s a third party issue, I think.

Unidentified Speaker

Okay.

Unidentified Company Representative

I mean I’m not concerned about that.

Unidentified Speaker

This country ranks number 20 in communications by the way.

Unidentified Company Representative

I’m sure.

Unidentified Speaker

This is the worst country in the world for communications.

Unidentified Company Representative

I was in China last year, and I was amazed with their capabilities.

Unidentified Speaker

I know. I have spent a lot of time in China. Any other country — its communications are better.

Unidentified Company Representative

That’s our biggest concern. How we’re going to finance the money that we need coming up?

Unidentified Company Representative

Yes. Are there — did Zumwalt and Giordano shares come back in the company be resold?

Unidentified Speaker

Not yet.

Unidentified Company Representative

Is there any intention that might happen?

Unidentified Speaker

I heard one time they were going to be covered — some of them hopefully.

Unidentified Company Representative

Looks like they could file their charge, or charges are filed.

Unidentified Speaker

Well, they need some money for short term for their needs.

Unidentified Speaker

Well, they said something about leaving Fort Lauderdale and downsizing and moving to Pennsylvania. Do you know that?

Unidentified Speaker

We’ve already done that.

Unidentified Company Representative

Yes, they’ve done that. That just happened this week.

Unidentified Speaker

Is that how we’re getting money?

Unidentified Company Representative

No, I think that’s a product cutting cost and my...

Unidentified Speaker

How they’re — excuse me, how they’re planning on getting money is understanding. Loans, that’s the most typical way, and a loan — you’re speaking of loan at 10% interest. Ouch. Yes. So, you know, that’s going to be a drain. Well, did you guys find that paper?

Unidentified Speaker

No.

Unidentified Speaker

Also you all were mentioning shares going back into the company that belong to this Anthony and the other fellow. As I understand it that would have to be decided by the US government based on the prosecution of them and any settlement it would have to be ordered by a judge, you know, that those shares be returned and a price set for those shares, if they were to be liquidated and disbursed.

Unidentified Speaker

What did they call up?

Unidentified Speaker

To individuals whom Anthony has defrauded in other deal. So, in other words, there are investors out there who are seeking and hoping that Weida shares will be part of the settlement adjudicated by a judge against these two.

Unidentified Company Representative

Okay.

Unidentified Speaker

So, in some sense, I don’t know how that would affect the overall share price or whether the government will just be setting a — what they believe is a fair market share price to reimburse people, who have deals with this Anthony Giordano or whatever his name is. That are not related to Wieda, that are outside of Wieda, they have...

Unidentified Company Representative

Right.

Unidentified Speaker

...to do with Wieda. What concerns me too is the gentlemen writes the issue of Zumwalt’s name being attached to this, is Mitch Sepeniak also still involved with this company? I believe he is.

Unidentified Speaker

I don’t know. Lets go back to the main page here real quick.

Unidentified Company Representative

Yes. He is still CEO. He is CEO — well, he is apparently cleared right now. But I am unfortunately involved in a deal that has to do with Anthony and does not have to do directly with Weida. But his name or his forged signature is on this contract, which — you know, I don’t think that looks very good. I don’t think it look’s good to leave him in that position. When I look at this contract and I see not Anthony’s name, but Mitch Sepeniak and I’ve been told that was not forged but that a stamp was created and his name was stamped on there, and he did not actually sign the document. But he is apparently — he must have told the FBI that and gotten off. But, in other words, I feel like he could still be implicated, and even if he is not, I think, Wieda needs to distance themselves from anybody who is even remotely involved in this other contracts, which are totally fraudulent. They have no basis at all.

Unidentified Speaker

Other important — well, on the back page of that document they’ve asked us to sign. That list — Sepaniak’s — where is it here?

It lists his entire family...

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